Camden National Corporation Announces an 8% increase in Quarterly Dividend

CAMDEN, Maine, March 26, 2013 /PRNewswire/ -- Gregory A. Dufour, president and chief executive officer of Camden National Corporation (NASDAQ®: CAC; the "Company"), announced today that the board of directors of the Company increased the quarterly dividend by $0.02 per share to $0.27 per share. In making the announcement, Dufour said, "This dividend increase balances our desire to maximize shareholder return while maintaining appropriate capital levels for future growth, and anticipated future capital requirements as a result of new regulations." The $0.27 per share dividend is an increase of $0.02 per share, or 8%, from the $0.25 per share dividend declared for the same period a year ago. The dividend is payable on April 30, 2013, for shareholders of record on April 16, 2013.

About Camden National Corporation

Camden National Corporation, headquartered in Camden, Maine, is the holding company employing more than 500 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 50 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

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CONTACT: Susan Westfall, SVP Clerk, swestfall@camdennational.com, Tel. (207) 230-2096